EXHIBIT 10.11

SECURED PROMISSORY NOTE

October 5, 2007

$100,000.00	New York, New York

FOR VALUE RECEIVED, the undersigned, Zealous Trading Group, Inc., a Nevada corporation ("Maker"), promises to pay to a _______ limited partnership ("Payee") at ____________ or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the aggregate sum of One Hundred Thousand Dollars ($100,000.00).   Maker further agrees as follows:

Section 1.    Interest Rate and Fees.

  Interest shall accrue at a rate of 12% per annum based on a 365 day year.

Section 2.    Payments.

  2.1    All principal and accrued but unpaid interest shall be paid to Payee on October 26, 2007, due on demand of the Payee, unless extended or sooner terminated by mutual agreement of the parties.

  2.2    Maker shall have the right to prepay this Note in full or in part at any time, without premium or penalty.

Section 3.    Default.

  It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

  3.1    Any failure on the part of Maker to make any payment of all principal and interest when due;

  3.2    Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

  3.3    a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

  3.4    Maker consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days;

  3.5    the dissolution, termination of existence, or insolvency of Maker; or

  3.6    Maker consents to or suffers an attachment, garnishment, execution or other legal process against any of his assets that is not released within thirty (30) days.

Section 5.    Conversion.

  Upon the request of the Payee, this Note may be converted, in whole but not in part, into that number of fully-paid and nonassessable shares of Common Stock equal to (a) the amount of the then outstanding principal and accrued interest under this Note, divided by (b) the Conversion Price (as defined below).  The “Conversion Price” shall be $.02 per share

Section 6.    Mechanics of Conversion.

  Before the Payee shall be entitled to convert this Note into Common Stock, the Payee shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written notice to the Maker at its principal corporate office of the election to convert and shall state therein the name or names in which the certificate or certificates for the Common Stock, are to be issued. The Maker shall, promptly thereafter, issue and deliver to such person at the address specified by the Payee, a certificate or certificates for the Common Stock to which the Payee is entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note (the “Conversion Date”), and the persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders as of such date.  No fractional shares shall be issued upon conversion of this Note and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

Section 7.    Waivers.

  Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

  The Payee may waive any Event of Default hereunder.  Such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Payee(s) under this Note.

Section 8.    Securities Act of 1933.  Upon conversion of this Note, the persons entitled to receive the shares of Common Stock may be required to execute and deliver to the Maker an instrument, in form satisfactory to the Maker, representing that such person is an accredited investor as defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act") and the shares of Common Stock are being acquired for investment, and not with a view to distribution, within the meaning of the Act.

Section 9.    Shareholder Status.  Nothing contained in this Note shall be construed as conferring upon the Payee the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

Section 10.   Security Interest.

   This Note is expressly secured by a pledge by the Maker of all of its assets as set forth in the Security Agreement (the “Security Agreement”).

   The Payee may file a UCC-1 Financing Statement to perfect the security interest granted herein. The aggregate amount of loan proceeds secured by this pledge will be not more than $100,000.00 (plus accrued and unpaid interest thereupon). The UCC-1 security will be issued in the name of Payee or such other party designated by Payee. Upon satisfaction or conversion of this Note, the Payee shall promptly file a UCC-3 Termination Statement and fully and unconditionally release its security interest created by the Security Agreement.

Section 11.    Miscellaneous.

   a)    This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

   b)    The covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

   c)    This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.  If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

   d)    This Note shall be governed by the laws of New York, without giving effect to principals of conflicts of laws.

   e)    All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

   Payee: Porter Partners, LP

   Maker:     Zealous Trading Group, Inc.
P.O. Box 30010
Las Vegas, Nevada 89173-0010
Att: Chief Executive Officer

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

f)    This Note may be signed (including by facsimile) in any number of counterparts, each of which, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

ZEALOUS TRADING GROUP, INC., a Nevada Corporation

By:___________________________ Name: Milton C. Ault, III Title: Chief Executive Officer

4